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                                                                    Exhibit 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in this Registration Statement of Farmstead Telephone Group, Inc. on Form S-3 of our report dated April 4, 2006, appearing in the Annual Report on Form 10-K of Farmstead Telephone Group, Inc. for the year ended December 31, 2005 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Carlin, Charron & Rosen, LLP

Glastonbury, Connecticut
June 15, 2006

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